EXHIBIT 99.1

Genworth and Oceanwide Announce Significant Progress Toward

Acquisition Funding, Extend Merger Agreement

Richmond, VA and Beijing (October 1, 2020) – Genworth Financial, Inc. (NYSE: GNW) and China Oceanwide Holdings Group Co. Ltd (Oceanwide) announced today that Oceanwide has reached a general agreement with Hony Capital on the key commercial terms and conditions of its $1.8 billion offshore financing plan to complete the acquisition of Genworth, and that Oceanwide has provided satisfactory information regarding its funding plan for the portion of the funds being sourced from Mainland China.

However, while Oceanwide has made significant progress towards finalizing its financing plan for the proposed transaction, it has not reached a final agreement with Hony Capital on all terms and conditions due to the logistical challenges presented by the global pandemic, including travel restrictions and mandatory quarantine requirements. These challenges have significantly lengthened the time required for Oceanwide and Hony Capital to hold in-person discussions to finalize these terms and conditions.

As a result of these delays, the parties also today announced that they have agreed to a 16th waiver and agreement of each party’s right to terminate their previously announced merger agreement. The 16th waiver extends the previous deadline of September 30, 2020 to no later than November 30, 2020.

The duration of the extension was informed by both Oceanwide and Genworth’s expectation of further delays due to continued required travel and quarantine restrictions in the near-term. It also takes into account the upcoming Chinese national holiday, Mid-Autumn Festival, which will take place from October 1 through October 8. Negotiations between Oceanwide and Hony Capital will resume following this holiday.

Oceanwide has confirmed that Oceanwide’s existing financing arrangement for debt funding of up to $1.8 billion through Hony Capital has been extended through December 31, 2020.

The parties also agreed to an interim checkpoint on October 31, 2020, by which time Oceanwide needs to provide Genworth with satisfactory evidence that the necessary funding will be available to close the transaction by November 30. If Oceanwide does not deliver evidence satisfactory to Genworth by October 31st, Genworth will have the right, in its sole discretion, to terminate the merger agreement on or after October 31, 2020.

“We have overcome many hurdles during the past four years, demonstrating time and again our unwavering commitment to this transaction,” said LU Zhiqiang, chairman of Oceanwide. “The COVID-19 pandemic has presented a unique set of challenges to deal-making that traditionally relies on face-to-face communications, which is why the additional time is necessary to finalize these remaining steps. Despite these latest challenges, we remain committed to securing financing for the transaction in order to close the transaction as soon as possible.”

Added Tom McInerney, Genworth president and CEO: “As we extend the waiver and agreement once again, it is important to remember that it wasn’t until the end of March 2020 that we received substantially all the regulatory approvals needed to close the transaction. That put Oceanwide in the difficult position of completing the funding process in the middle of a global pandemic. I recognize that this has been an extraordinarily long road to travel for our shareholders, regulators, employees and other stakeholders, and we greatly appreciate their patience. We are committed to continuing to work with Oceanwide to close the transaction because we believe that the transaction represents the best value for Genworth’s shareholders.”

The transaction had previously received all U.S. regulatory approvals needed to close the transaction, subject to confirmation from the Delaware Department of Insurance that the acquisition of Genworth’s Delaware-domiciled insurer may proceed under the existing approval. The parties also are still in discussions with the GSEs about their previous approval of the transaction, and Oceanwide needs to receive clearance for currency conversion and transfer of funds from SAFE. With respect to other regulatory matters: FINRA has confirmed that the transaction may close under FINRA Rule 1017(c) prior to receiving its final approval and the North Carolina Department of Insurance issued a 90-day extension of its previously granted approval on August 11, 2020. All other required approvals and clearances have been secured.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiary, Genworth Mortgage Insurance Australia Limited, separately releases financial and other information about its operations. This information can be found at http://www.genworth.com.au.

About Oceanwide

Oceanwide is a privately held, family owned international financial holding group founded by LU Zhiqiang. Headquartered in Beijing, China, Oceanwide’s well-established and diversified businesses include operations in financial services, energy, technology information services, culture and media, and real estate assets globally, including in the United States.

Oceanwide is the controlling shareholder of the Shenzhen-listed Oceanwide Holdings Co., Ltd. and Minsheng Holdings Co. Ltd.; the Hong Kong-listed China Oceanwide Holdings Limited and China Tonghai International Financial Limited (formerly known as Quam Limited); the privately-held International Data Group, Minsheng Securities, Minsheng Trust, and Asia Pacific Property & Casualty Insurance; and it is the single largest shareholder of Australia-listed CuDECO Ltd. China Oceanwide also is a minority investor in Shanghai-listed China Minsheng Bank and Hong Kong-listed Legend Holdings. In the United States, Oceanwide has real estate investments in New York, California, and Hawaii. Businesses controlled by Oceanwide have more than 10,000 employees globally.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the closing of the transaction with Oceanwide, Oceanwide’s funding plans and transactions Genworth is pursuing to address its near-term liabilities and financial obligations, which may include additional debt financing and/or transactions to sell a percentage of its ownership interests in its mortgage insurance businesses. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that Oceanwide will be unable to complete funding and that the transaction with Oceanwide may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock, and the risk that Genworth will be unable to address its near-term liabilities and financial obligations, including the risks that it will be unable to raise additional debt financing and/or sell a percentage of its ownership interest in its U.S. mortgage insurance business to repay the promissory note to AXA S.A. or refinance its debt maturing in 2021 or beyond; (ii) the parties’ inability to obtain regulatory approvals, clearances or extensions, or the possibility that such regulatory approvals or clearances may further delay the transaction with Oceanwide or will not be received prior to November 30, 2020 (and either or both of the parties may not be willing to further waive their end date termination rights beyond November 30, 2020) or that materially burdensome or adverse regulatory conditions may be imposed or undesirable measures may be required in connection with any such regulatory approvals, clearances or extensions (including those conditions or measures that either or both of the parties may be unwilling to accept or undertake, as applicable) or that with continuing delays, circumstances may arise that make one or both parties unwilling to proceed with the transaction with Oceanwide or unable to comply with the conditions to existing regulatory approvals or one or both of the parties may be unwilling to accept any new condition under a regulatory approval; (iii) the risk that the parties will not be able to obtain other regulatory approvals, approvals, clearances or extensions, including in connection with a potential alternative funding structure or the current geo-political environment, or that one or more regulators may rescind or fail to extend existing approvals, or that the revocation by one regulator of approvals will lead to the revocation of approvals by other regulators; (iv) the parties’ inability to obtain any necessary regulatory approvals, clearances or extensions for the post-closing capital plan, and/or the risk that a condition to the closing of the transaction with Oceanwide may not be satisfied or that a condition to closing that is currently satisfied may not remain satisfied due to the delay in closing the transaction with Oceanwide or that the parties are unable to agree upon a closing date following receipt of all regulatory approvals and clearances; (v) potential legal proceedings that may be instituted against Genworth related to the transactions with Oceanwide; (vi) the risk that the proposed transaction disrupts Genworth’s current plans and operations as a result of the announcement and consummation of the transaction; (vii) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the transaction or during the pendency of the transaction, including but not limited to such changes that could affect Genworth’s financial performance; (viii) certain restrictions during the pendency of the transaction that may impact Genworth’s ability to pursue certain business opportunities or strategic transactions; (ix) continued availability of capital and financing to Genworth before the consummation of the transaction; (x) further rating agency actions and downgrades in Genworth’s financial strength ratings; (xi) changes in applicable laws or regulations; (xii) Genworth’s ability to recognize the anticipated benefits of the transaction; (xiii) the amount of the costs, fees, expenses and other charges related to the transaction; (xiv) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (xv) the impact of changes in interest rates and political instability; and (xvi) other risks and uncertainties described in the Definitive Proxy Statement, filed with the SEC on January 25, 2017, and Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 937.9273

julie.westermann@genworth.com

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